Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Ford Motor Company Note-Backed Series 2003-6

*CUSIP:	21988G270	Class	A-1
	21988GCK0	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 2, 2010.

INTEREST ACCOUNT

Balance as of July 16, 2010		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of August 2, 2010 Call Price received August 2, 2010 upon exercise of Call Warrants by 100% of the holders thereof		$88,888.89

LESS:
Distribution to Class A-1 Holders		$88,888.89
**Distribution to Class A-2 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of August 2, 2010		$0.00

PRINCIPAL ACCOUNT
Balance as of July 16, 2010		$0.00
Scheduled principal payment received on securities		$0.00
Principal portion of August 2, 2010 Call Price received August 2, 2010 upon exercise of Call Warrants by 100% of the holders thereof		$25,000,000.00

LESS:
Distribution to Class A-1 Holders	-$	25,000,000.00
**Distribution to Class A-2 Holders	-$	0.00
Distribution of $26,846,000 principal amount of underlying securities to Call Warrants Holder on August 2, 2010	-$	0.00
Balance as of August 2, 2010		$0.00

UNDERLYING SECURITIES HELD AS OF August 2, 2010

Principal Amount	Title of Security

$0	Ford Motor Company 7.45% GlobLS due July 16, 2031
*CUSIP: 345370CA6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

**	As set forth in the Trust Agreement, the Call Price for each related Call Date, in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, is $0.